CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of December 7, 2021 (the “Effective Date”), by and between Bakhu Holdings, Corp., a Nevada corporation (“Bakhu”) and Damian W. Solomon (the “Consultant”).

Recitals

A.Whereas, Bakhu holds a license, to plant cell replication technology and related proprietary equipment, processes, and formulations (the “Licensed Science “) as defined in the Master License Agreement between Cell Science Holding Ltd., as the “Licensor” and Bakhu, as the “Licensee.”

B.Whereas, Bakhu intends to exploit the Licensed Science through sublicenses directly with Bakhu, and or between a subsidiary of Bakhu, and third parties.

C.Whereas, Bakhu desires to use the services of the Consultant to work with the science team in the development potential products which sublicensees might manufacture from the dry cell concentrate that is produced utilizing the Licensed Science.

D.Whereas, the Consultant may acquire during the term of this Agreement, significant knowledge and experience in Bakhu’s business and intimate knowledge of the Licensed Science, business plan, vendors, suppliers, intended customers, processes, trade secrets, and/or other business information that are not already known to the Consultant or readily ascertainable by lawful means, and Bakhu needs to protect its commercial goodwill and other assets.

E.Whereas, the Consultant has agreed to the confidentiality and non-competition provisions set forth in this Agreement as partial consideration for the payment of certain compensation as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the above stated Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. For the purposes of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Applicable Law” shall mean all applicable provisions of all (a) constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) any consent, approval, authorization, waiver, permit, grant, franchise, concession, notification, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority, and (c) decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority.

“Board” means Bakhu’s duly appointed and acting Board of Directors.

“Business” shall mean the licensing of the patent protected Licensed Science process and all rights associated with the process to Sublicensees.

“Commercially Reasonable Efforts” means the efforts that a prudent Person would use in similar circumstances in an effort to achieve a desired result set forth in this Agreement in an  expeditious manner; provided, that, “Commercially Reasonable Efforts” shall not require the provision of any consideration to any third party of any amounts, except for the costs of making filings in the ordinary course of business, the reasonable fees and expenses of counsel and accountants, nominal consent fees, and the customary fees and charges of Governmental Authorities.

“Governmental Authority” means any domestic, foreign, international, multinational, national, federal, state, provincial, regional, local or municipal, court or other governmental, administrative or regulatory authority, agency, board, commission or body exercising executive, legislative, judicial, regulatory or administrative functions.

“Master License Agreement” means the Patent and Technology License Agreement by and between Cell Science Holding Ltd., as Licensor and Bakhu, as Licensee, dated December 20, 2018, which was amended and restated effective December 31, 2019, and which in turn has been further amended thereafter, with the right to sublicense, the Licensed Science, as provided in the Master License Agreement.

“Party” as a capitalized term means either Bakhu or the Consultant, and “Parties” as a capitalized term refers to both Bakhu and the Consultant.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

2.Engagement. Bakhu hereby engages Consultant, and Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

3.Service; Hours.

3.1Service. To the extent reasonably required in the conduct of the Business of Bakhu, the Consultant shall place at the disposal of Bakhu and shall provide technical consulting services to Bakhu including, but not limited to:

(i)Advice and services deemed necessary by Consultant to help Bakhu successfully develop potential products which sublicensees might manufacture from the dry cell concentrate that is produced utilizing the Licensed Science.

(ii)Advice with respect to documenting any additional processes and procedures for the manufacture of such potential products;

(iii)Other related services deemed necessary by Consultant to help Bakhu’s science team in refining, perfecting and utilizing the Licensed Science in its sublicensing program.

(iv)Consultant shall use his best efforts to perform the Services in a professional manner and such that the results are satisfactory to Bakhu.

3.2Supervision of Consultant’s Services.  Consultant will be required to report to Peter Whitton, the head of the Science Team and the Board concerning all Services performed under this Agreement.  The specific nature of the Services to be provided and the nature and frequency of reports will be left to the discretion of the Dr. Whitton and the Board.  Work product prepared by Consultant shall not be considered to be complete until the results are approved by Dr. Whitton or his designee, which approval shall be reasonably prompt and not unreasonably withheld.

3.3Hours.  Consultant shall devote up to forty (40) hours per calendar month.  Any additional time shall be on an as-needed basis and shall be reasonably determined by the Board and may be accepted or rejected by Consultant in his sole discretion.

4.Compensation.

4.1Consulting Fee. In consideration for Consultant’s services, Consultant shall receive a non-qualified stock option under Bakhu’s 2020 Long-Term Incentive Plan (the “2020 Plan”), to purchase 200,000 shares of common stock at an exercise price per share equal to $3.40 per share, representing the closing price of the Common Stock of Bakhu, as reported by the OTC Markets, as of the Effective Date of this Agreement.  Such options shall be exercisable for seven (7) years and be evidenced by Bakhu’s standard form of Option Agreement. 18,500 options shall vest on the Effective Date and 16,500 options shall vest and be exercisable on the first day of each calendar month thereafter over 11 months.  All options shall be subject to the applicable Plan terms and conditions at the time of grant.

4.2Expenses. Consultant shall be responsible for all expenses incurred in performing Services; provided, however, that Consultant will be reimbursed for expenses incurred in connection with the performance of Services under this Agreement, which must be pre-approved in writing by the Board and receipts for such expenses submitted within 15 days.

4.3Benefits. During the Consulting Period, Consultant shall not be entitled to participate in and be covered by the health and welfare benefit programs of Bakhu.

5.Term.

5.1Consulting Period. Unless otherwise mutually agreed by Consultant and Bakhu in a writing signed by both parties and except as provided in Sections 5.2 and 5.3 below, the duration of Consultant’s engagement (the “Consulting Period”) shall be for a period of eleven (11) months commencing on December 7, 2021 (the “Commencement Date”).

5.2Death of Consultant. The Consulting Period shall automatically end on the date of Consultant’s death, if occurring prior to the end of the Consulting Period.

5.3Events of Default; Limited Right to Terminate. The Consultant shall be in default and Bakhu may by written notice to the Consultant (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 5.3), terminate this Agreement, if any of the following events occur (each an “Event of Default”):

(i)Consultant’s conviction of any felony (whether or not involving Bakhu) which constitutes a crime of moral turpitude or which is punishable by imprisonment in a state or federal correction facility;

(ii)Actions by Consultant during the term of this Agreement involving willful malfeasance or gross negligence in relation to Bakhu;

(iii)Consultant’s commission during the term of this Agreement of an act of fraud or material dishonesty in relation to Bakhu;

(iv)Consultant’s repeated, willful failure or refusal to perform his duties as required by this Agreement or any other material breach by Consultant of his obligations under this Agreement, if such failure, refusal or breach is curable, and Consultant fails to cure or correct the breach, act or omission complained of, to the satisfaction of the Board, within ten (10) business days, after the day Bakhu gives written notice to Consultant stating the nature of such failure, refusal or breach by Consultant;

(v)Consultant’s willful violation during the term of this Agreement of any reasonable rule or regulation of the Board applicable to Consultant, if such violation is curable, and Consultant fails to cure such violation, to the satisfaction of the Board, within ten (10) business days, after the day Bakhu gives written notice to Consultant stating the nature of such violation.

6.Innovations; Ownership Rights

6.1Disclosure of Innovations. Upon request by Bakhu, the Consultant shall disclose in writing to Bakhu all inventions, discoveries, concepts, ideas, improvements and other innovations of any kind that the Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing work for Bakhu or as a result of that work, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, “Innovations”). Examples of Innovations include: formulas, algorithms, methods, processes, databases, mechanical and electronic hardware, electronic components, computers and their parts, computer languages, computer programs and their documentation, encoding techniques, articles, writings, compositions, works of authorship, marketing and new product plans, production processes, advertising, packaging and marketing techniques, and improvements to anything.

6.2Innovation Remains Company Property. All Innovations made, conceived, or completed by the Consultant or its employees, individually or in conjunction with others during the term of this Agreement shall be the sole and exclusive property of Bakhu, subject to the terms of the Master License Agreement, as amended from time to time, provided, that such Innovations are: (i) made, conceived or completed with equipment, supplies, or facilities of Bakhu or its subsidiaries or Affiliates, or (ii) made, conceived or completed by the Consultant or its employees during hours in which the Consultant is performing services for Bakhu or any of its subsidiaries or Affiliates, or (iii) made, conceived or completed by the consultant utilizing knowledge or materials gained as a result of the consultant performing his duties with Bakhu or its subsidiaries or affiliates. It is understood that nothing contained herein shall affect the rights or obligations of the Consultant or the Consultant’s employees with respect to any Innovations which are protected by §2870 of the California Labor Code.

6.3Assignment of Innovations. The Consultant agrees that all Innovations will be the sole and exclusive property of Bakhu, subject to the terms of the Master License Agreement, as amended from time to time and the Consultant hereby assigns to Bakhu all rights in such Innovations and in all related patents, patent applications, copyrights, mask work rights, trademarks, trade secrets, rights of priority and other proprietary rights therein. At Bakhu’s request and expense during and after the period during which the Consultant acts as a consultant to Bakhu, the Consultant will assist and cooperate with Bakhu using Commercially Reasonable Efforts, and will execute documents, and subject to reasonable availability, give testimony and take further acts requested by Bakhu to acquire, transfer, maintain and enforce patent, copyright, trademark, mask work, trade secret and other legal protections for any Innovation. The Consultant hereby appoints the President of Bakhu as the Consultant’s attorney-in-fact, to execute such documents on the Consultant’s behalf only for this specific purpose and only to the extent necessary to effectuate such transfer.

6.4Moral Rights.  “Moral Rights” as used herein shall mean any rights of paternity or integrity, any right to claim authorship of an Innovation, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any such Innovation, whether or not such would be prejudicial to the Consultant’s honor or reputation, and any similar right, existing under judicial or statutory law or any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a Moral Right. The Consultant hereby irrevocably transfers and assigns to Bakhu any and all Moral Rights that the Consultant may have in or with respect to any such Innovation. The Consultant also hereby forever waives and agrees never to assert any and all Moral Rights the Consultant or its employees may have in or with respect to any such Innovation, even after termination of the Consultant’s work on behalf of Bakhu.

7.Confidential Information.

7.1Confidential Information Defined. Consultant agrees that the following constitutes “Confidential Information” or “trade secrets” of Bakhu: (a) any non-public information acquired during the performance of this Agreement, including research and development, product plans, products, services, markets, inventions, processes, formulas associated with the Licensed Science, technology, marketing plans, business strategies, financial information, forecasts, personnel information, vendor lists, customer lists, Innovations (as defined in Section 6.1), other non-public technical or business information, third party information made available to the Consultant, joint finances or other business information disclosed to the Consultant by Bakhu either directly or indirectly in writing, orally or otherwise.

7.2Confidentiality Covenant. The Consultant agrees that during the Term of this Agreement, and for a period of two (2) years thereafter, the Consultant will not use Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Bakhu or disclose Confidential Information to any third party.  The Consultant shall disclose Confidential Information only to those Consultant and such employees, consultants, representatives, and agents of the Consultant who need to know such Confidential Information for the performance of the Services (and shall be responsible for any breach by such persons or entities of the Consultant’s obligations to protect Bakhu’s Confidential Information on terms no less restrictive than those set forth in this Section 7.2).  The Consultant agrees that Confidential Information shall remain the sole property of Bakhu. The Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Notwithstanding anything in this Agreement, the Consultant’s obligation under this Section 7.2 relating to Confidential Information shall not apply to information which (i) is known to the

Consultant at the time of disclosure to the Consultant by Bakhu as evidenced by written records of the Consultant, (ii) has become publicly known and made generally available through no wrongful act of the Consultant, or (iii) has been rightfully received by the Consultant from a third party authorized to make such disclosure, or (iv) has been independently developed by the Consultant or its employees without reliance on the Confidential Information and outside the scope of the Consultant’s services hereunder. The Consultant agrees that any violation or threatened violation of the confidentiality obligations set forth in this Agreement may cause irreparable injury to Bakhu, entitling Bakhu to seek injunctive relief in addition to all legal remedies.

7.3Improper Use or Disclosure. The Consultant agrees that Consultant will not, during the term of this Agreement, use or disclose to Bakhu any proprietary information or trade secrets of any former or current employer or other person or entity with which the Consultant has an agreement or duty to keep in confidence information acquired by the Consultant in confidence and that the Consultant will not bring onto the premises of Bakhu any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. The Consultant will indemnify Bakhu and hold it harmless from and against all claims, liabilities, damages and expenses, including costs of suit, arising out of or in connection with any violation or claimed violation by Bakhu of such third party’s rights resulting in whole or in part from Bakhu’s use of the work product of the Consultant under this Agreement.

7.4Confidentiality of Others. The Consultant will require others working by, through or under the Consultant to enter into non-disclosure or confidentiality agreements and in general to enforce a robust confidentiality discipline to implement the provisions of this Section 6. Bakhu is an intended third-party beneficiary of this Article 7.

7.5Third Party Information. The Consultant recognizes that Bakhu has received, and in the future will receive, from third parties confidential or proprietary information subject to a duty on Bakhu’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees that the Consultant owes Bakhu and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Bakhu consistent with Bakhu’s agreement with such third party.

7.6Obligations Upon Termination. Upon the termination of this Agreement, or upon Bakhu’s earlier request, the Consultant will deliver and cause each Consultant Representative to deliver to Bakhu, any equipment and tangible personal property, and all Confidential Information in the Consultant’s possession or control.  Notwithstanding the foregoing, the Consultant shall (i) be permitted to retain a copy of the Confidential Information to comply with Applicable Law or the Consultant’s bona fide document retention policy and (ii) not be required to destroy, delete, or modify any backup tapes or other media pursuant to automated archival processes in the ordinary course of business, provided that, notwithstanding anything to the contrary stated herein, any Confidential Information retained or archived pursuant to the foregoing clause (i) and (ii) shall remain subject to the confidentiality and non-use obligations of Section 7.2 and 7.3, for so long as such Confidential Information is retained or archived.

7.7Limited Exceptions. Pursuant to federal law, an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret (or Confidential Information under this Agreement): (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other Proceeding.  Notwithstanding the above, in such event, the Consultant shall, prior to the disclosure of Confidential Information, first advise Bakhu, so that Bakhu has the opportunity to seek appropriate relief from the court or Governmental order, and provided further that the Consultant shall disclose only that portion of the Confidential Information which is legally required to be disclosed and request confidential treatment of the Confidential Information by the court or Governmental entity.

8.Other Covenants and Agreements.

8.1Non-Solicitation. The Consultant agrees that during the term of this Agreement and for a period of two (2) years thereafter, the Consultant will not directly or indirectly (a) solicit, recruit or encourage employee or consultant of Bakhu or its affiliates to leave Bakhu or its affiliates for any reason; (b) induce any personnel of Company to engage in activities prohibited under this Agreement or by employing any such personnel for the purpose of engaging in such activities. The provisions of this section shall be construed as an agreement independent of any other provision contained herein and shall be enforceable in both law and equity, including by temporary or permanent restraining orders, notwithstanding the existence of any claim or cause of action by the Consultant or any of its consultants against Bakhu, whether predicated on this Agreement or otherwise. Notwithstanding and without limiting the foregoing, the Consultant may perform services for other persons, provided that such services do not represent a conflict of interest or a breach of the Consultant’s obligation under this Agreement or otherwise.

8.2Non-disparagement. The Consultant on the one hand and Bakhu on the other hand each agree that they shall not at any time (i) directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages professionally, the other Party or any of its Affiliates, past and present, and each of them, as well as its  managers, members, directors, officers, agents, attorneys, insurers, employees, stockholders, and successors, past and present, and each of them, or (ii) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the other party or any of its Affiliates.

8.3Injunctive Relief. The Consultant acknowledges that compliance with Sections 6, 7 and 8 are necessary to protect the business and good will of Bakhu and that a breach of those sections may cause irreparable harm.  Accordingly, Bakhu or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Consultant acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate interests of Bakhu.

8.4Cooperation. Consultant agrees that during the term of this Agreement and thereafter, he shall respond to all inquiries of Bakhu about any matters concerning Bakhu or its affairs that occurred or arose during Consultant’s prior employment by Bakhu and/or during the term of this Agreement, and Consultant further agrees to cooperate fully with Bakhu in investigating, prosecuting and defending any charges, claims, demands, liabilities, causes of action, lawsuits or other proceedings by, against or involving Bakhu relating to the period during which Consultant was employed by Bakhu or engaged as a Consultant by Bakhu or relating to matters of which Consultant has or should have knowledge or information. Consultant further agrees that, except as required by law, Consultant will at no time voluntarily serve as a witness or offer written or oral testimony against Bakhu in conjunction with any complaints, charges or lawsuits brought against Bakhu by or on behalf of any current or former employees, or any governmental or administrative agencies and will provide Bakhu with notice of any subpoena or other request for such information or testimony.

8.5Assumption of Obligations. During the term of this Agreement, Bakhu will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Bakhu, by agreement in form and substance satisfactory to Consultant, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Bakhu would be required to perform it if no such succession or assignment had taken place. Any failure of Bakhu to obtain such assumption and agreement in a written instrument prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, “Bakhu” shall mean Bakhu as herein before defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

8.6Beneficial Interest. This Agreement shall inure to the benefit of and be enforceable by Consultant’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

9.Independent Contractor Status. The parties intend Consultant to be an independent contractor in the performance of these services. Consultant is not an employee, agent, partner, or joint venturer of or with Bakhu. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Consultant and Bakhu or any employee or agent of Consultant.

9.1Consultant shall have the right to control and determine the method and means of performing the Services; Bakhu shall not have the right to control or determine such method or means, being interested only in the results obtained, and having the general right of inspection and supervision in order to secure the satisfactory completion of the Services.

9.2Consultant shall not be entitled to participate in any vacation, medical, retirement, bonus, incentive compensation, or other fringe benefit plan or program of Bakhu and shall not make claim of entitlement to any such employee program or benefit.  Consultant hereby expressly declines to participate in any such Bakhu employee benefits.

9.3Consultant and Bakhu agree that Consultant is not an employee for state or federal tax purposes. Consultant shall be solely responsible for the payment of withholding taxes, FICA, Medicare, disability, and other such tax deductions on any earnings or payments made and Bakhu shall withhold no such payroll tax deductions from any payments due. Consultant agrees to defend, indemnify hold harmless Bakhu from any claim or assessment by any taxing authority arising from this paragraph.

9.4Consultant is not entitled to worker’s compensation benefits or unemployment compensation benefits provided by Bakhu. Consultant shall be solely responsible for the payment of his/her worker’s compensation, unemployment compensation, and other such payments. Bakhu will not pay for worker’s compensation for Consultant. Bakhu will not contribute to a state unemployment fund for Consultant, and Bakhu will not pay the federal unemployment tax for Consultant.

9.5Consultant and Bakhu agree that Consultant shall not be subject to the provisions of any personnel policy or rules and regulations applicable to employees, as Consultant shall fulfill his/her responsibility independent of and without supervisory control by Bakhu.

9.6Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind Bakhu or create obligations on the part of Bakhu without the prior written authorization of Bakhu.

10.Representations and Warranties of Bakhu. Bakhu hereby represents and warrants to the Consultant as follows:

10.1Bakhu is, and will be during the Term, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and qualified to do business in the state of California. Each Subsidiary is, and will be during the Term, duly organized, validly existing and in good standing under the laws of its state or organization and qualified to do business in each state in which the nature of its activities requires such qualification, except where the failure to do so would not have a material adverse effect on its business.

10.2Bakhu has full corporate power and authority to enter into, execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement is a legal and subject to obtaining approval by its Board, and to consummate the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of Bakhu enforceable against Bakhu in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors’ rights.

10.3The execution, delivery, and performance by Bakhu of this Agreement not violate, conflict with, result in any breach of, or constitute a default under (i) Bakhu’s organizational documents and by-laws, or (ii) any law or (iii) result in the imposition of any material lien over Bakhu’s Assets.

11.Representations and Warranties of the Consultant. The Consultant hereby represents and warrants to Bakhu as follows:

11.1The Consultant has full power and authority to enter into, execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Consultant enforceable against the Consultant in accordance with its terms, subject to the laws of bankruptcy, insolvency and moratorium and other laws or equitable principles generally affecting creditors’ rights.

11.2The execution, delivery, and performance by the Consultant of this Agreement not violate, conflict with, result in any breach of, or constitute a default under (i) any non-competition, confidentiality or any other agreement to which Consultant is a party or by which Consultant is bound, or (ii) any law or (iii) result in the imposition of any material lien over the Consultant’s Assets.

12.Miscellaneous.

12.1Notices. All notices and other communications required or permitted under this Agreement shall be in writing delivered to the Parties at the mailing address, or regularly monitored electronic email address of the respective Party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to Bakhu, addressed to:
Bakhu Holdings, Corp.
One World Trade Center, Suite 130
Long Beach, CA 90831
Attn: Evripides Drakos, President
E-mail: rdrakos@intermtraders.com

If to the Consultant, addressed to:
Damian W. Solomon

279 Huntington Avenue

Ventura, CA 93004

E-mail: plantgeekconsulting@gmail.com

For the purposed of this Agreement, “Business Day” means any day that is not a Saturday, a Sunday or a holiday on which commercial banks in Long Beach, California are authorized or required by law to close.

12.2Entire Agreement. This Agreement, as well as any agreement, certificate, instrument or other document executed and delivered in connection herewith, constitute the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all other prior or contemporaneous covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by either Party hereto or by any member, manager, director, officer, employee, agent, affiliate or representative of either Party hereto.

12.3Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

12.4Amendments. This Agreement may only be amended or otherwise modified by a written agreement duly executed by each of the Parties hereto.

12.5Assignment. This Agreement and the services contemplated hereunder are personal to the Consultant and the Consultant may not assign, transfer or subcontract any rights or obligations under this Agreement without the express written consent of Bakhu. Any attempt to do so shall be void. Notwithstanding the foregoing provisions of this Section 12.5, Bakhu may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of Bakhu through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of Bakhu; provided that such person assumes Bakhu’s obligations under this Agreement.

12.6Waiver. A failure of either Party to exercise any right provided for herein shall not be deemed to be a waiver of any other right existing hereunder.

12.7Governing Law; Venue. This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles. This Agreement shall be deemed made and entered into in Los Angeles County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in Los Angeles County, California.

12.8Waivers of Jury Trial.   To the fullest extent permitted by applicable law the parties hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, or any of the transactions contemplated hereby, and any counterclaim therein.  For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party was, is, or will be involved as a party or otherwise.

12.9Construction. This Agreement shall be deemed to have been drafted jointly by the Parties hereto. Every term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against either Party hereto.

12.10Headings. The descriptive headings used in this Agreement have been inserted for convenience of reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.11Independent Advice of Counsel. The  Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing this Agreement by any representations or statements covering any matters made by any other  Party or that Party’s representatives hereto, except those representations and warranties contained in this Agreement.

12.12Manner of Execution; Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

*** Signature Page Follows ***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

Bakhu Holdings, Corp.

/s/ Evripides Drakos
By: Evripides Drakos
Its: Interim CEO

CONSULTANT

/s/ Damian W. Solomon
Damian W. Solomon